NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. REPORTS FIRST QUARTER 2025 RESULTS

•$114.3 million in cash
•$476.6 million in sales, a 15.5 percent year-over-year increase
•GAAP diluted EPS of $1.25
•$52.5 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Completed the acquisition of Arroyo Process Equipment

Houston, TX – May 7, 2025 – DXP Enterprises, Inc. ("DXP" or the "Company") (NASDAQ: DXPE) today announced financial results for the first quarter ended March 31, 2025. The following are results for the three months ended March 31, 2025, compared to the three months ended March 31, 2024, and December 31, 2024, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

First Quarter 2025 Financial Highlights:

•Sales increased 15.5 percent to $476.6 million compared to $412.6 million for the first quarter of 2024 .
•Net income for the first quarter was $20.6 million, compared to $11.3 million for the first quarter of 2024 and $21.4 million for the fourth quarter of 2024.
•Earnings per diluted share for the first quarter was $1.25 based upon 16.5 million diluted shares, compared to $0.67 earnings per diluted share in the first quarter of 2024, based on 17.0 million diluted shares. Adjusted diluted earnings per share was $1.26 for the first quarter compared to $0.70 in the first quarter of 2024.
•Adjusted EBITDA for the first quarter was $52.5 million compared to $40.3 million for the first quarter of 2024 and $50.3 million for the fourth quarter of 2024. Adjusted EBITDA as a percentage of sales, or Adjusted EBITDA margin, was 11.0 percent, 9.8 percent, and 10.7 percent, respectively.
Business segment financial highlights:

•Service Centers’ revenue for the first quarter was $327.1 million, an increase of 13.4 percent year-over-year, with a 14.4 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the first quarter was $86.2 million, an increase of 38.5 percent year-over-year, with a 15.6 percent operating income margin.
•Supply Chain Services’ revenue for the first quarter was $63.3 million, an increase of 2.1 percent year-over-year, with a 8.8 percent operating income margin.

David R. Little, Chairman and Chief Executive Officer commented, "First quarter results reflect the resilience and durability of DXP’s business. We are pleased with our sequential sales growth and strength in our gross profit margins. This resulted in operating leverage that produced earnings per share of $1.25. DXP’s first quarter 2025 sales were $476.6 million, or a 15.5 percent increase over the first quarter of 2024. Organic sales for the quarter, increased 11.1 percent and acquisitions added $31.1 million in sales. Adjusted EBITDA grew $12.2 million, or 30.2 percent over the first quarter of 2024. During the first quarter of 2025, sales were $327.1 million for Service Centers, $63.3 million for Supply Chain Services, and $86.2 million for Innovative Pumping Solutions. Overall, we are very pleased with our performance and the progress DXP continues to make as a growth company. We are optimistic that we can show continued sales and profit improvement during the remainder of 2025."

Kent Yee, Chief Financial Officer and Senior Vice President, remarked, "Our first quarter year-over-year increase of 15.5 percent was great to see. We continue to see bright spots in the market, and we currently anticipate the second half of the year to drive growth as we benefit from increases in our project backlog and the diversification of our end markets. DXP ended the quarter with $114.3 million in cash on the balance sheet. Specifically, this quarter reflects continued execution of our strategic goals and the confidence we have in our balanced mix of business, tremendous teams, and a strong balance sheet to support our key initiatives. Total debt outstanding as of March 31, 2025, was $647.3 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.50:1.0 with a covenant EBITDA of $212.8 million for the last twelve months ending March 31, 2025."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

Conference Call Information
DXP Enterprises, Inc. management will host a conference call, May 8, 2025, at 10:30 a.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.
Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://www.dxpe.com

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, and Free Cash Flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow and net debt referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation to its most directly comparable GAAP financial measure, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase shares of the Company's common stock, and for certain other activities.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Information Related to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include, without limitation, those about the Company’s expectations regarding the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: the effectiveness of management’s strategies and decisions; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto; cyber-attacks adversely affecting our operations; other geological, operating and economic considerations and declining prices and market conditions, including supply or demand for maintenance, repair and operating products, equipment and service; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except share amounts)

	Three Months Ended March 31,
	2025	2024

Sales	$476,569	$412,635
Cost of sales	326,304	288,753
Gross profit	150,265	123,882
Selling, general and administrative expenses	109,750	94,751
Income from operations	40,515	29,131
Interest expense	14,660	15,544
Other income, net	(1,318)	(1,968)
Income before income taxes	27,173	15,555
Provision for income taxes	6,584	4,223
Net income	20,589	11,332
Preferred stock dividend	23	23
Net income attributable to common shareholders	$20,566	$11,309

Net income	$20,589	$11,332
Foreign currency translation adjustments	86	(614)
Comprehensive income	$20,675	$10,718

Earnings per share:
Basic	$1.31	$0.70
Diluted	$1.25	$0.67

Weighted average common shares outstanding:
Basic	15,698	16,128
Diluted	16,538	16,968

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$114,283	$148,320
Restricted cash	—	91
Accounts receivable, net of allowance of $3,537 and $5,172, respectively	357,764	339,365
Inventories	109,876	103,113
Costs and estimated profits in excess of billings	47,844	50,735
Prepaid expenses and other current assets	31,989	20,250
Total current assets	661,756	661,874
Property and equipment, net	97,658	81,556
Goodwill	459,963	452,343
Other intangible assets, net	83,608	85,679
Operating lease right of use assets, net	59,597	46,569
Other long-term assets	19,930	21,473
Total assets	$1,382,512	$1,349,494

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$6,595	$6,595
Trade accounts payable	114,301	103,728
Accrued wages and benefits	39,334	41,650
Customer advances	13,477	13,655
Billings in excess of costs and estimated profits	19,779	12,662
Short-term operating lease liabilities	16,608	14,921
Other current liabilities	35,323	50,773
Total current liabilities	245,417	243,984
Long-term debt, net of unamortized debt issuance costs and discounts	620,901	621,684
Long-term operating lease liabilities	44,583	33,159
Other long-term liabilities	26,952	27,879
Total long-term liabilities	692,436	682,722
Total liabilities	937,853	926,706
Commitments and Contingencies
Shareholders' equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 20,402,063 issued and 15,694,290 outstanding at March 31, 2025 and 20,402,861 issued and 15,695,088 outstanding at December 31, 2024	204	204
Additional paid-in capital	220,702	219,511
Retained earnings	410,236	389,670
Accumulated other comprehensive loss	(33,524)	(33,610)
Treasury stock, at cost 4,707,773 and 4,707,773 shares, respectively	(152,975)	(153,003)
Total DXP Enterprises, Inc. equity	444,659	422,788
Total liabilities and equity	$1,382,512	$1,349,494

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended March 31,
Sales	2025	2024
Service Centers	$327,075	$288,435
Innovative Pumping Solutions	86,182	62,216
Supply Chain Services	63,312	61,984
Total Sales	$476,569	$412,635

	Three Months Ended March 31,
Operating Income	2025	2024
Service Centers	$47,045	$40,320
Innovative Pumping Solutions	13,406	6,970
Supply Chain Services	5,564	5,262
Total Segments Operating Income	$66,015	$52,552

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Income from operations for reportable segments	$66,015	$52,552
Adjustment for:
Amortization of intangibles	5,355	4,369
Corporate expenses	20,145	19,052
Income from operations	$40,515	$29,131
Interest expense	14,660	15,544
Other income, net	(1,318)	(1,968)
Income before income taxes	$27,173	$15,555

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

We define and calculate EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization. We define and calculate Adjusted EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization minus stock-based compensation expense and all other non-cash charges, adjustments, and non-recurring items. We identify the impact of all other non-cash charges, adjustments and non-recurring items because we believe these items do not directly reflect our underlying operations.

We define and calculate EBITDA Margin as EBITDA divided by sales. We define and calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by sales.

The following table sets forth the reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended March 31,
	2025	2024
Income before income taxes	$27,173	$15,555
Plus: Interest expense	14,660	15,544
Plus: Depreciation and amortization	9,134	7,538
EBITDA	$50,967	$38,637
Plus: other non-recurring items(1)	235	842
Plus: stock compensation expense	1,317	864
Adjusted EBITDA	$52,519	$40,343

Operating Income Margin	8.5%	7.1%
EBITDA Margin	10.7%	9.4%
Adjusted EBITDA Margin	11.0%	9.8%
(1) Other non-recurring items includes unique acquisition integration costs and other non-cash, non-recurring costs not related to continuing business operations.

We define and calculate organic sales to include locations and acquisitions under our ownership for at least twelve months. "Acquisition Sales" are sales from acquisitions that have been under our ownership for less than twelve months and are excluded in our calculation of Organic Sales.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
The following table sets forth the reconciliation of Acquisition Sales, Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended March 31,
	2025	2024
Sales by Business Segment
Service Centers	$327,075	$288,435
Innovative Pumping Solutions	86,182	62,216
Supply Chain Services	63,312	61,984
Total DXP Sales	$476,569	$412,635
Acquisition Sales	$31,112	$11,775
Organic Sales	$445,457	$400,860

Business Days	63	63
Sales per Business Day	$7,565	$6,550
Organic Sales per Business Day	$7,071	$6,363

We define and calculate free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment.

The following table sets forth the reconciliation of Free Cash Flow to the most comparable GAAP financial measure (in thousands):

	Three Months Ended March 31,
	2025	2024
Net cash from operating activities	$2,973	$26,989
Less: purchases of property and equipment	(19,914)	(2,894)
Free Cash Flow	$(16,941)	$24,095

We define and calculate adjusted net income as Net income plus non-recurring items less adjustment for taxes.

The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP (in thousands).

	Three Months Ended March 31,
	2025	2024
Net Income	$20,589	$11,332
Other non-recurring items	235	842
Adjustment for taxes	(57)	(256)
Adjusted Net Income	$20,767	$11,918

Weighted average common shares and common equivalent shares outstanding
Diluted	16,538	16,968

Diluted Earnings per Share	$1.25	$0.67
Adjusted Diluted Earnings per Share	$1.26	$0.70